CONSENT OF INDEPENDENT ACCOUNTANTS




To the Trustees of Value Equity Trust:

We consent to the inclusion in Post-Effective Amendment No. 33 to the Registration Statement of Value Equity Trust on Form N-1A, of our reports dated March 25, 1999 on our audits of the Statements of Assets and Liabilities and Statements of Operations of Scudder Select 500 Fund and Scudder Select 1000 Fund, as of March 23, 1999, which are included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption, "Experts."




                                                 /s/PricewaterhouseCoopers LLP
Boston, Massachusetts                            PricewaterhouseCoopers LLP
March 29, 1999